EXHIBIT 99.1

City National Corporation's 2014 Net Income Grows to $255.8 Million, Up 11 Percent From 2013; Fourth-Quarter 2014 Net Income Totals $66.0 Million, Up 20 Percent

Loan balances exceed $20 billion for the first time, up 18 percent

Deposits grow 9 percent to all-time high of $28.1 billion

Total assets up 10 percent to $32.6 billion

LOS ANGELES, Jan. 22, 2015 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported record full-year net income of $255.8 million in 2014, up 11 percent from $230.0 million in 2013. Earnings per share were $4.26, compared to $3.99 per share in 2013.

Fourth-quarter 2014 net income totaled $66.0 million, up 20 percent from $55.1 million in the year-ago period. Earnings per share were $1.10, up 16 percent from $0.95 per share in the fourth quarter of 2013.

City National also announced today that its Board of Directors has increased the company's quarterly common stock cash dividend from $0.33 per share to $0.35 per share, payable on February 18, 2015 to stockholders of record on February 4, 2015.

FOURTH-QUARTER 2014 HIGHLIGHTS

  Average fourth-quarter loan and lease balances, excluding those covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), grew to $19.6 billion, up 17 percent from the fourth quarter of 2013. Average commercial loans were up 20 percent from the year-ago period. Period-end loan balances grew to a new record of $20.3 billion at December 31, 2014.

  Fourth-quarter deposit balances averaged $28.6 billion, up 10 percent from the fourth quarter of 2013. Average core deposits, which equal 98 percent of total balances, were up 10 percent from the fourth quarter of 2013. Period-end deposit balances totaled $28.1 billion at December 31, 2014.

  Trust and investment fee income totaled $56.6 million, up 12 percent from the fourth quarter of 2013. For the full year, it was up 13 percent, to $221.3 million. City National's assets under management totaled $48.1 billion, up 7 percent from the fourth quarter of 2013.

  City National recorded a $5.0 million reversal of its provision for loan and lease losses, excluding FDIC-covered loans, in the fourth quarter of 2014. The reversal reflected loan-loss recoveries, improving credit quality and adherence to the company's allowance methodology. City National remains appropriately reserved at 1.53 percent of total loans excluding those covered by the FDIC.

"City National achieved another year of very strong growth and profitability in 2014," said Chairman and CEO Russell Goldsmith. "Loans, core deposits, wealth management fee income and net income all increased at double-digit rates. Credit quality remained sound, as did our capital ratios. The company has now been profitable for 87 quarters in a row, and in the fourth quarter we continued to invest for future growth, expanding our presence in the San Francisco Bay Area, opening our first office in Santa Barbara and launching new digital initiatives to better serve our clients.

"We begin 2015 encouraged by a strengthening U.S. economy, modestly increasing loan demand, the steady addition of new clients and strong momentum across all our businesses. Of course, 2015 will be a year of transition for City National as we look forward to our merger with Royal Bank of Canada."

	For the three months ended			For the three
Dollars in millions,	December 31,		%	months ended	%
except per share data	2014	2013	Change	September 30, 2014	Change
Earnings Per Common Share	$ 1.10	$ 0.95	16	$ 1.15	(4)
Net Income Attributable to City National Corporation	66.0	55.1	20	68.7	(4)
Net Income Available to Common Shareholders	61.9	52.7	17	64.6	(4)

Average Assets	$ 32,675.2	$ 29,902.4	9	$ 30,910.6	6
Return on Average Assets	0.80%	0.73%	10	0.88%	(9)
Return on Average Common Equity	9.19%	8.48%	8	9.80%	(6)
Return on Average Tangible Common Equity	12.43%	11.97%	4	13.42%	(7)

ASSETS

Total assets at December 31, 2014 grew to a record $32.6 billion, up 10 percent from the fourth quarter of 2013 and 2 percent higher than in the third quarter of 2014. The increases largely reflect higher loan balances.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $231.3 million in the fourth quarter of 2014, up 10 percent from the same period of 2013 and 4 percent higher than in the third quarter of 2014. The increases were due primarily to higher income on loans and securities, as well as lower cost of funding. Fully taxable-equivalent net interest income for the full-year 2014 was $886.7 million, up 5 percent from $845.9 million in 2013.

Deposits

Average fourth-quarter deposits were $28.6 billion, up 10 percent from the year-ago period and 6 percent higher than in the third quarter of 2014. Average deposits for the full-year 2014 totaled $26.7 billion, up 11 percent from 2013. Period-end deposits were $28.1 billion, up 9 percent from December 31, 2013 and up 1 percent from September 30, 2014.

Fourth-quarter 2014 average noninterest-bearing deposits were up 14 percent from the same period of 2013 and 8 percent higher than in the third quarter of 2014. Average noninterest-bearing deposit balances for the full-year 2014 were up 15 percent from 2013.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $3.1 billion in the fourth quarter of 2014, up 20 percent from the same period of 2013 and 3 percent than in the third quarter of 2014. Treasury Services deposit balances averaged $2.9 billion for the full-year 2014, up 16 percent from 2013. The increases were due primarily to mortgage transaction activity on higher priced homes.

Loans

Fourth-quarter average loan balances, excluding FDIC-covered loans, were $19.6 billion, up 17 percent from the fourth quarter of 2013 and 4 percent higher than in the third quarter of 2014. Full-year 2014 average loans, excluding FDIC-covered loans, were $18.5 billion, up 17 percent from the prior year. Period-end loan balances grew to a new record $20.3 billion, up 18 percent from December 31, 2013 and up 5 percent from September 30, 2014.

Fourth-quarter average commercial loans were up 20 percent from the same period of 2013 and 5 percent higher than in the third quarter of 2014.

Average balances for commercial real estate mortgages were up 12 percent from the fourth quarter of 2013 and up 2 percent from the third quarter of 2014. Average balances for commercial real estate construction loans were up 67 percent from the fourth quarter of 2013 and 30 percent higher than in the third quarter of 2014.

Average balances for single-family residential mortgage loans were up 13 percent from the year-ago period and 3 percent higher than in the third quarter of 2014. The increase from the year-ago period largely reflects increased home-purchase activity.

Securities

Average securities for the fourth quarter of 2014 totaled $9.4 billion, up 1 percent from the fourth quarter of 2013 and 5 percent higher than in the third quarter of 2014. Total available-for-sale securities amounted to $5.9 billion at December 31, 2014, compared to $6.2 billion at the end of the fourth quarter of 2013 and $5.6 billion at September 30, 2014.

The average duration of available-for-sale securities at December 31, 2014 was 2.0 years, compared to 2.4 years at December 31, 2013 and 2.2 years at September 30, 2014. The decrease from the year-ago period reflects a rotation from longer-duration to shorter-duration securities in the available-for-sale portfolio.

Net Interest Margin

City National's net interest margin in the fourth quarter of 2014 averaged 2.96 percent, compared with 3.03 percent in the third quarter of 2014. Approximately 5 basis points of the 7-basis-point decrease were due to lower income on FDIC-covered loans that were repaid or fully charged off in the fourth quarter and lower covered loan balances. For the full-year 2014, City National's net interest margin averaged 3.05 percent, down from 3.18 percent in the previous year.

Fourth-quarter net interest income included $9.9 million from FDIC-covered loans that were repaid or charged off during the quarter. This compares with $13.7 million in the fourth quarter of 2013 and $11.3 million in the third quarter of 2014.

At December 31, 2014, City National's prime lending rate was 3.25 percent, unchanged from both December 31, 2013 and September 30, 2014.

	For the three months ended			For the three
	December 31,		%	months ended	%
Dollars in millions	2014	2013	Change	September 30, 2014	Change
Average Loans and Leases, excluding Covered Loans	$ 19,649.8	$ 16,795.6	17	$ 18,837.8	4
Average Covered Loans	530.4	747.6	(29)	580.2	(9)
Average Total Securities	9,354.0	9,306.3	1	8,944.3	5
Average Earning Assets	30,986.2	28,218.6	10	29,239.7	6
Average Deposits	28,551.9	25,942.6	10	26,830.6	6
Average Core Deposits	28,057.1	25,423.1	10	26,393.0	6
Fully Taxable-Equivalent Net Interest Income	231.3	211.2	10	223.1	4
Net Interest Margin	2.96%	2.97%	(0)	3.03%	(2)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's four FDIC-assisted bank acquisitions totaled $515.1 million at the end of the fourth quarter of 2014, compared to $726.5 million at December 31, 2013 and $557.8 million at September 30, 2014.

In the fourth quarter of 2014, City National recorded a $2.1 million net impairment charge to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. In the third quarter of 2014, the company recorded a $0.7 million net impairment. The fourth-quarter charge reflects a small provision for losses on covered loans. In addition to the net impairment charge for the fourth quarter of 2014, the company recognized $1.3 million of other covered assets income, resulting in total net expense of $0.8 million. This compares to total net income of $1.4 million in the third quarter of 2014.

City National updates cash-flow projections for FDIC-covered loans on a quarterly basis. Due to uncertainty about the future performance of these loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $12.8 million at December 31, 2014, compared to $25.5 million at the end of the fourth quarter of 2013 and $14.5 million at September 30, 2014.

NONINTEREST INCOME

Noninterest income was $101.3 million in the fourth quarter of 2014, up 12 percent from the fourth quarter of 2013 but 6 percent lower than in the third quarter of 2014. The increase from the year-ago period was due largely to higher trust and investment fee income. Fourth-quarter 2014 noninterest income also included a small net securities gain, compared to a $4.6 million net securities loss in the prior-year period. The decrease from the third quarter of 2014 was due primarily to higher FDIC loss-sharing expense and lower gains on the disposal of assets.

City National's noninterest income totaled $411.6 million for the full-year 2014, up 16 percent from 2013. The increase largely reflects higher fee income from the company's wealth management business, as well as lower FDIC loss-sharing expense.

In the fourth quarter of 2014, noninterest income accounted for 31 percent of City National's total revenue, compared to 31 percent in the fourth quarter of 2013 and 33 percent in the third quarter of 2014.

Wealth Management

City National's assets under management or administration totaled $60.8 billion as of December 31, 2014, down 6 percent from December 31, 2013 and 1 percent lower than in the third quarter of 2014. The decrease from the year-ago period largely reflects the sale of City National's San Diego-based retirement services recordkeeping business to OneAmerica® Retirement Services LLC, which closed on September 1, 2014.

Assets under management totaled $48.1 billion as of December 31, 2014, up 7 percent from December 31, 2013 but down 2 percent from September 30, 2014.

Trust and investment fees totaled $56.6 million in the fourth quarter of 2014, up 12 percent from the fourth quarter of 2013 but virtually unchanged from the third quarter of 2014. Full-year 2014 trust and investment fee income was up 13 percent from 2013.

Fourth-quarter 2014 brokerage and mutual fund fees totaled $10.8 million, up 2 percent from the year-earlier period but down 2 percent from the third quarter of 2014. Brokerage and mutual fund fee income was $46.1 million for the full-year 2014, up 35 percent from 2013.

The year-over-year increases in assets under management, trust and investment fees, and brokerage and mutual fund fees were due largely to asset inflows and market appreciation.

	At or for the			At or for the
	three months ended			three months
	December 31,		%	ended	%
Dollars in millions	2014	2013	Change	September 30, 2014	Change
Trust and Investment Fee Revenue	$ 56.6	$ 50.6	12	$ 56.8	(0)
Brokerage and Mutual Fund Fees	10.8	10.6	2	11.0	(2)
Assets Under Management (1)	48,062.8	45,001.1	7	49,090.9	(2)
Assets Under Management or Administration (1)	60,818.9	64,691.2	(6)	61,176.6	(1)

(1) Excludes $28.3 billion, $28.6 billion and $27.1 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

Other Noninterest Income

Fourth-quarter income from cash management and deposit transaction fees was $12.5 million, up 1 percent from the fourth quarter of 2013 and 2 percent higher than in the third quarter of 2014. Full-year 2014 cash management and deposit transaction fee income was $48.8 million, down 3 percent from 2013. The year-over-year decrease was due largely to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $12.0 million in the fourth quarter of 2014, up 13 percent from the fourth quarter of 2013 but 2 percent lower than in the third quarter of 2014. Full-year 2014 foreign exchange services and letters of credit fee income totaled $46.1 million, up 10 percent from 2013. The increases from the year-ago periods were due primarily to increased client activity and the addition of new clients.

Other income was $20.8 million in the fourth quarter of 2014, up 3 percent from the fourth quarter of 2013 but 7 percent lower than in the third quarter of 2014.  The decrease from the third quarter of 2014 was due primarily to lower distribution income from investments and reduced lease residual income, which was partially offset by increased income from client swap transactions and higher gain on covered OREO transfers. Other income for the full-year 2014 was $81.6 million, up 2 percent from 2013.

NONINTEREST EXPENSE

City National's fourth-quarter 2014 noninterest expense was $234.5 million, up 7 percent from the fourth quarter of 2013 and 3 percent higher than in the third quarter of 2014.  Expense growth from the year-ago period largely reflects increased compensation costs, as well as higher FDIC assessments and card reward program expenses.

The increase in noninterest expense from the third quarter of 2014 was largely due to higher compensation costs for the accrual of performance incentives on higher-than-expected revenue, higher legal and professional fees and increased marketing and advertising expense, reflecting a number of seasonal year-end accruals. The linked-quarter expense increase also reflects higher card reward program expenses.

Noninterest expense for the full-year 2014 amounted to $902.2 million, up 6 percent from 2013. The year-over-year increase was largely due to higher compensation costs, as well as an increase in legal and professional fees and marketing and advertising expense, which were partially offset by lower OREO expense. Full-year 2014 compensation costs included additional incentives paid on higher-than-expected revenue, increased salary expense related to the addition of new colleagues and higher benefit costs.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the fourth quarter of 2014 totaled $4.3 million. The company realized net recoveries of $14.7 million in the fourth quarter of 2013 and net recoveries of $10.6 million in the third quarter of 2014. Full-year 2014 net recoveries were $15.4 million, compared to net recoveries of $33.8 million in 2013.

At December 31, 2014, nonperforming assets amounted to $52.9 million, or 0.26 percent of the company's total loans and leases and OREO, compared to $81.3 million, or 0.47 percent, at December 31, 2013 and $46.0 million, or 0.24 percent, at September 30, 2014.

Nonaccrual loans at December 31, 2014 were $42.2 million, compared to $68.7 million at December 31, 2013 and $35.9 million at September 30, 2014. Classified ratios remain at low levels, and overall credit trends remain favorable.

	As of		As of		As of
	December 31, 2014		September 30, 2014		December 31, 2013
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 10,010.1	$ 15.1	$ 9,236.3	$ 14.6	$ 8,164.8	$ 14.3
Commercial Real Estate Mortgages	3,539.7	3.6	3,565.2	3.7	3,223.0	18.4
Residential Mortgages	5,106.8	11.9	5,023.2	6.2	4,554.3	11.7
Real Estate Construction	710.2	6.6	585.2	6.6	367.0	19.1
Home Equity Loans and Lines of Credit	785.8	4.9	759.3	4.8	709.3	5.1
Other Loans	184.6	0.1	178.8	0.0	152.0	0.1
Total Loans (1)	$ 20,337.2	$ 42.2	$ 19,348.0	$ 35.9	$ 17,170.4	$ 68.7

Other Real Estate Owned (1)		10.7		10.1		12.6
Total Nonperforming Assets, excluding
Covered Assets		$ 52.9		$ 46.0		$ 81.3

(1) Excludes covered loans, net of allowance, of $502.4 million, $543.3 million and $701.0 million at December 31, 2014, September 30, 2014 and December 31, 2013, respectively, and covered other real estate owned of $12.8 million, $14.5 million and $25.5 million at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

City National recorded a $5.0 million reversal of provision for loan and lease losses, excluding FDIC-covered loans, in the fourth quarter of 2014, bringing total reserve releases for the year to $14.0 million.  The reserve releases reflect substantial loan-loss recoveries, improving credit quality and adherence to the company's allowance methodology, which takes into account several factors including but not limited to asset quality, credit risk, loan growth and economic conditions. The company recorded no provisions or reserve releases in 2013.

At December 31, 2014, City National's allowance for loan and lease losses totaled $310.1 million, or 1.53 percent of total loans and leases. That compares with $302.6 million, or 1.76 percent, at December 31, 2013 and $312.7 million, or 1.62 percent, at the end of the third quarter of 2014. The company also maintained an additional $27.8 million in reserves for off-balance-sheet credit commitments at December 31, 2014.

Commercial Loans

Fourth-quarter net recoveries in the company's $10.0 billion commercial loan portfolio were $3.5 million. This compares to net recoveries of $9.5 million in the year-earlier period and net recoveries of $2.4 million in the third quarter of 2014. Net recoveries in the full-year 2014 amounted to $0.3 million, compared to net recoveries of $18.9 million in 2013.

Commercial loans on nonaccrual totaled $15.1 million in the fourth quarter of 2014, compared to $14.3 million at December 31, 2013 and $14.6 million at September 30, 2014.

Commercial Real Estate Mortgage Loans

Fourth-quarter net recoveries in the company's $3.5 billion commercial real estate mortgage portfolio were $0.6 million, compared to a small net recovery in the fourth quarter of 2013 and a $0.2 million net recovery in the third quarter of 2014. Full-year 2014 net recoveries amounted to $0.9 million, compared to net recoveries of $0.5 million in 2013.

Commercial real estate mortgage loans on nonaccrual totaled $3.6 million, compared to $18.4 million at December 31, 2013 and $3.7 million at September 30, 2014.

Residential Mortgage Loans and Equity Loans and Lines of Credit

City National's $5.1 billion residential mortgage portfolio and $0.8 billion home equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.1 million in net recoveries in the fourth quarter of 2014, compared to net recoveries of $0.2 million at December 31, 2013 and net recoveries of $0.1 million in the third quarter of 2014. Full-year 2014 net charge-offs amounted to $0.1 million, compared to net recoveries of $0.2 million in 2013.

Residential mortgage loans and home equity loans and lines of credit on nonaccrual were $16.8 million in the fourth quarter of 2014, compared to $16.8 million in the fourth quarter of 2013 and $10.9 million in the third quarter of 2014.

Real Estate Construction Loans

City National's $710.2 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio represents 3 percent of the company's total loans.

Construction loans accounted for a small fourth-quarter 2014 net recovery, compared to net recoveries of $4.7 million in the fourth quarter of 2013 and net recoveries of $7.7 million in the third quarter of 2014. Full-year 2014 net recoveries amounted to $12.9 million, compared to net recoveries of $13.0 million in 2013.

At December 31, 2014, construction loans on nonaccrual totaled $6.6 million, compared to $19.1 million at December 31, 2013 and $6.6 million at September 30, 2014.

INCOME TAXES

City National's effective tax rate for the fourth quarter of 2014 was 30.1 percent, compared to 27.2 percent in the year-earlier period and 33.1 percent in the third quarter of 2014. The company's full-year 2014 effective tax rate was 31.6 percent, compared to 28.9 percent in the prior-year. The higher tax rate is attributable to higher pretax income.

CAPITAL LEVELS

City National remains well-capitalized. Under Basel I capital rules, the company's Tier 1 common shareholders' equity ratio was 8.6 percent at December 31, 2014.  The company's Tier 1 common shareholders' equity ratio was 8.8 percent at December 31, 2013 and 8.7 percent at September 30, 2014.1

Under Basel III rules, City National's estimated Tier 1 common equity ratio was 8.4 percent.2 All of the company's pro-forma capital ratios are comfortably above the Basel III rules that are expected to be fully implemented by January 1, 2019.

City National's Basel I total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2014 were 11.9 percent and 9.8 percent, respectively. The company's Tier 1 leverage ratio at December 31, 2014 was 7.2 percent.

Basel I total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at December 31, 2013 were 13.0 percent, 10.1 percent and 7.2 percent, respectively.

City National's period-end ratio of equity to total assets at December 31, 2014 was 9.1 percent, compared to 9.2 percent at December 31, 2013 and 9.1 percent at September 30, 2014.

CONFERENCE CALL

In light of City National's announcement earlier today regarding its proposed acquisition by Royal Bank of Canada, City National has elected not to conduct an earnings conference call to discuss fourth-quarter and full-year 2014 results. The call was previously scheduled for 2 p.m. PST today.

ABOUT CITY NATIONAL

City National Corporation (NYSE:CYN) has $32.6 billion in assets. The company's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 75 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. City National and its investment affiliates manage or administer $60.8 billion in client investment assets, including $48.1 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) limited economic growth and elevated levels of unemployment; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruption in service; (9) changes in the level of nonperforming assets, charge-offs, other real-estate-owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's customers, or changes in the performance or creditworthiness of our customers' suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers' ability to meet certain credit obligations; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and (21) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2013.

______________________________

1 For notes on non-GAAP measures, see pages 16 and 17 of the Selected Financial Information.

2 Estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. See page 16 of the Selected Financial Information.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Twelve Months
For The Period Ended December 31,	2014	2013	% Change	2014	2013	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 1.11	$ 0.96	16	$ 4.31	$ 4.02	7
Diluted	1.10	0.95	16	4.26	3.99	7
Dividends	0.33	0.25	32	1.32	0.75	76
Book value				49.07	45.65	7

Results of Operations: (In millions)
Net interest income	$ 224	$ 205	9	$ 858	$ 824	4
Net interest income (Fully taxable-equivalent)	231	211	10	887	846	5
Total revenue	325	296	10	1,270	1,179	8
(Reversal of) provision for credit losses on loans and leases, excluding covered loans	(5)	--	NM	(14)	--	NM
Provision for losses on covered loans	0	0	(74)	4	1	503
Net income attributable to City National Corporation	66	55	20	256	230	11
Net income available to common shareholders	62	53	17	239	220	9

Financial Ratios:
Performance Ratios:
Return on average assets	0.80%	0.73%		0.83%	0.81%
Return on average common equity	9.19	8.48		9.24	9.14
Return on average tangible common equity (1)	12.43	11.97		12.70	13.04
Period-end equity to period-end assets				9.06	9.22
Net interest margin	2.96	2.97		3.05	3.18
Expense to revenue ratio	70.32	71.76		69.16	69.61
Capital Adequacy Ratios (Period-end):
Tier 1 common equity				8.62	8.78
Tier 1 risk-based capital				9.76	10.09
Total risk-based capital				11.93	13.00
Tier 1 leverage				7.20	7.17

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				1.53%	1.76%
Nonaccrual loans				735.53	440.76
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				0.26	0.47
Total assets				0.16	0.27
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.09%	0.35%		0.08%	0.21%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 19,650	$16,796	17	$ 18,454	$ 15,776	17
Covered loans	530	747	(29)	612	866	(29)
Securities	9,354	9,306	1	8,890	9,134	(3)
Interest-earning assets	30,986	28,219	10	29,046	26,631	9
Assets	32,675	29,902	9	30,757	28,291	9
Core deposits	28,057	25,423	10	26,209	23,350	12
Deposits	28,552	25,943	10	26,676	23,954	11
Interest-bearing liabilities	11,033	10,682	3	10,777	10,781	(0)
Common shareholders' equity	2,672	2,465	8	2,590	2,411	7
Total shareholders' equity	2,939	2,693	9	2,858	2,595	10

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 20,337	$ 17,170	18
Covered loans				511	717	(29)
Securities				9,483	9,281	2
Assets				32,610	29,718	10
Core deposits				27,591	25,167	10
Deposits				28,108	25,679	9
Common shareholders' equity				2,688	2,473	9
Total shareholders' equity				2,956	2,741	8

Wealth Management: (In millions) (2)
Assets under management				$ 48,063	$ 45,001	7
Assets under management or administration				60,819	64,691	(6)

(1) Return on average tangible common equity is a non-GAAP measure. Refer to page 16 for further discussion of this non-GAAP measure.
(2) Excludes $28.3 billion and $27.1 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2014 and December 31, 2013, respectively.

Note: Certain prior period balances in the Selected Financial Information have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended			Twelve Months Ended
(Dollars in thousands	December 31,			December 31,
except per share data)	2014	2013	% Change	2014	2013	% Change
Interest income	$ 234,442	$ 218,773	7	$ 907,446	$ 879,661	3
Interest expense	10,881	13,321	(18)	49,209	55,946	(12)
Net interest income	223,561	205,452	9	858,237	823,715	4

(Reversal of) provision for credit losses on loans and leases, excluding covered loans	(5,000)	--	NM	(14,000)	--	NM
Provision for losses on covered loans	46	174	(74)	3,829	635	503

Noninterest income
Trust and investment fees	56,596	50,561	12	221,335	196,474	13
Brokerage and mutual fund fees	10,839	10,621	2	46,142	34,101	35
Cash management and deposit transaction fees	12,461	12,349	1	48,822	50,501	(3)
International services	11,957	10,575	13	46,068	42,037	10
FDIC loss sharing expense, net	(12,008)	(12,953)	(7)	(52,858)	(64,774)	(18)
Gain on disposal of assets	631	3,871	(84)	13,280	9,026	47
Gain (loss) on securities	31	(4,649)	101	7,211	7,649	(6)
Other	20,807	20,174	3	81,578	80,155	2
Total noninterest income	101,314	90,549	12	411,578	355,169	16

Noninterest expense
Salaries and employee benefits	143,383	133,331	8	561,285	517,743	8
Net occupancy of premises	15,722	17,452	(10)	64,273	65,720	(2)
Legal and professional fees	16,264	16,058	1	61,957	52,255	19
Information services	10,576	8,902	19	39,645	37,352	6
Depreciation and amortization	8,432	8,019	5	32,421	32,267	0
Amortization of intangibles	1,424	1,722	(17)	5,791	7,517	(23)
Marketing and advertising	10,343	9,029	15	36,676	33,185	11
Office services and equipment	5,488	4,679	17	20,723	19,480	6
Other real estate owned	1,302	3,296	(60)	7,467	18,127	(59)
FDIC assessments	4,732	2,646	79	13,517	15,566	(13)
Other	16,806	13,847	21	58,434	51,902	13
Total noninterest expense	234,472	218,981	7	902,189	851,114	6

Income before taxes	95,357	76,846	24	377,797	327,135	15

Applicable income taxes	28,687	20,884	37	119,208	94,619	26

Net income	$ 66,670	$ 55,962	19	$ 258,589	$ 232,516	11

Less: Net income attributable to noncontrolling interest	714	850	(16)	2,770	2,507	10

Net income attributable to City National Corporation	$ 65,956	$ 55,112	20	$ 255,819	$ 230,009	11

Less: Dividends on preferred stock	4,094	2,406	70	16,375	9,625	70

Net income available to common shareholders	$ 61,862	$ 52,706	17	$ 239,444	$ 220,384	9

Other Data:
Earnings per common share - basic	$ 1.11	$ 0.96	16	$ 4.31	$ 4.02	7
Earnings per common share - diluted	$ 1.10	$ 0.95	16	$ 4.26	$ 3.99	7
Dividends paid per common share	$ 0.33	$ 0.25	32	$ 1.32	$ 0.75	76
Common dividend payout ratio	29.69%	26.15%	14	30.59%	18.69%	64
Return on average assets	0.80%	0.73%	10	0.83%	0.81%	2
Return on average common equity	9.19%	8.48%	8	9.24%	9.14%	1
Return on average tangible common equity	12.43%	11.97%	4	12.70%	13.04%	(3)
Net interest margin (Fully taxable-equivalent)	2.96%	2.97%	(0)	3.05%	3.18%	(4)
Full-time equivalent employees	3,570	3,566	0

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2014
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 234,442	$ 227,594	$ 232,325	$ 213,085	$ 907,446
Interest expense	10,881	11,818	13,223	13,287	49,209
Net interest income	223,561	215,776	219,102	199,798	858,237

(Reversal of) provision for credit losses on loans and leases, excluding covered loans	(5,000)	(8,000)	(1,000)	--	(14,000)
(Reversal of) provision for losses on covered loans	46	589	(1,461)	4,655	3,829

Noninterest income
Trust and investment fees	56,596	56,834	54,599	53,306	221,335
Brokerage and mutual fund fees	10,839	11,021	14,240	10,042	46,142
Cash management and deposit transaction fees	12,461	12,200	12,128	12,033	48,822
International services	11,957	12,233	11,483	10,395	46,068
FDIC loss sharing expense, net	(12,008)	(9,606)	(24,161)	(7,083)	(52,858)
Gain on disposal of assets	631	2,985	6,838	2,826	13,280
Gain (loss) on securities	31	(61)	5,119	2,122	7,211
Other	20,807	22,311	20,853	17,607	81,578
Total noninterest income	101,314	107,917	101,099	101,248	411,578

Noninterest expense
Salaries and employee benefits	143,383	142,210	138,859	136,833	561,285
Net occupancy of premises	15,722	15,862	16,595	16,094	64,273
Legal and professional fees	16,264	14,350	18,393	12,950	61,957
Information services	10,576	10,260	9,463	9,346	39,645
Depreciation and amortization	8,432	8,276	7,885	7,828	32,421
Amortization of intangibles	1,424	1,426	1,454	1,487	5,791
Marketing and advertising	10,343	7,576	8,982	9,775	36,676
Office services and equipment	5,488	5,038	5,287	4,910	20,723
Other real estate owned	1,302	2,360	2,372	1,433	7,467
FDIC assessments	4,732	4,629	2,765	1,391	13,517
Other	16,806	15,215	13,567	12,846	58,434
Total noninterest expense	234,472	227,202	225,622	214,893	902,189

Income before taxes	95,357	103,902	97,040	81,498	377,797

Applicable income taxes	28,687	34,404	29,829	26,288	119,208

Net income	$ 66,670	$ 69,498	$ 67,211	$ 55,210	$ 258,589

Less: Net income attributable to noncontrolling interest	714	847	510	699	2,770

Net income attributable to City National Corporation	$ 65,956	$ 68,651	$ 66,701	$ 54,511	$ 255,819

Less: Dividends on preferred stock	4,094	4,093	4,094	4,094	16,375

Net income available to common shareholders	$ 61,862	$ 64,558	$ 62,607	$ 50,417	$ 239,444

Other Data:
Earnings per common share - basic	$ 1.11	$ 1.16	$ 1.13	$ 0.91	$ 4.31
Earnings per common share - diluted	$ 1.10	$ 1.15	$ 1.11	$ 0.90	$ 4.26
Dividends paid per common share	$ 0.33	$ 0.33	$ 0.33	$ 0.33	$ 1.32
Common dividend payout ratio	29.69%	28.40%	29.26%	36.15%	30.59%
Return on average assets	0.80%	0.88%	0.89%	0.75%	0.83%
Return on average common equity	9.19%	9.80%	9.80%	8.14%	9.24%
Return on average tangible common equity	12.43%	13.42%	13.53%	11.36%	12.70%
Net interest margin (Fully taxable-equivalent)	2.96%	3.03%	3.21%	3.02%	3.05%
Full-time equivalent employees	3,570	3,598	3,638	3,587

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2013
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,773	$ 228,093	$ 216,995	$ 215,800	$ 879,661
Interest expense	13,321	13,822	14,076	14,727	55,946
Net interest income	205,452	214,271	202,919	201,073	823,715

Provision for credit losses on loans and leases, excluding covered loans	--	--	--	--	--
(Reversal of) provision for losses on covered loans	174	2,496	(11,927)	9,892	635

Noninterest income
Trust and investment fees	50,561	49,430	49,830	46,653	196,474
Brokerage and mutual fund fees	10,621	7,307	8,107	8,066	34,101
Cash management and deposit transaction fees	12,349	12,263	12,880	13,009	50,501
International services	10,575	10,932	10,911	9,619	42,037
FDIC loss sharing expense, net	(12,953)	(20,992)	(26,477)	(4,352)	(64,774)
Gain on disposal of assets	3,871	3,092	949	1,114	9,026
(Loss) gain on securities	(4,649)	5,644	5,608	1,046	7,649
Other	20,174	21,207	20,401	18,373	80,155
Total noninterest income	90,549	88,883	82,209	93,528	355,169

Noninterest expense
Salaries and employee benefits	133,331	129,049	127,168	128,195	517,743
Net occupancy of premises	17,452	16,074	16,205	15,989	65,720
Legal and professional fees	16,058	10,731	13,514	11,952	52,255
Information services	8,902	9,876	9,183	9,391	37,352
Depreciation and amortization	8,019	7,827	8,249	8,172	32,267
Amortization of intangibles	1,722	1,932	1,931	1,932	7,517
Marketing and advertising	9,029	7,887	8,293	7,976	33,185
Office services and equipment	4,679	4,821	5,034	4,946	19,480
Other real estate owned	3,296	5,196	4,385	5,250	18,127
FDIC assessments	2,646	3,776	3,663	5,481	15,566
Other	13,847	12,195	13,804	12,056	51,902
Total noninterest expense	218,981	209,364	211,429	211,340	851,114

Income before taxes	76,846	91,294	85,626	73,369	327,135

Applicable income taxes	20,884	27,052	25,422	21,261	94,619

Net income	$ 55,962	$ 64,242	$ 60,204	$ 52,108	$ 232,516

Less: Net income attributable to noncontrolling interest	850	609	463	585	2,507

Net income attributable to City National Corporation	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009

Less: Dividends on preferred stock	2,406	2,407	2,406	2,406	9,625

Net income available to common shareholders	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384

Other Data:
Earnings per common share - basic	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02
Earnings per common share - diluted	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99
Dividends paid per common share	$ 0.25	$ 0.25	$ 0.25	$ --	$ 0.75
Common dividend payout ratio	26.15%	22.40%	23.81%	--%	18.69%
Return on average assets	0.73%	0.90%	0.87%	0.75%	0.81%
Return on average common equity	8.48%	10.12%	9.53%	8.43%	9.14%
Return on average tangible common equity	11.97%	14.43%	13.60%	12.17%	13.04%
Net interest margin (Fully taxable-equivalent)	2.97%	3.30%	3.24%	3.21%	3.18%
Full-time equivalent employees	3,566	3,541	3,551	3,496

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2014
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 336,470	$ 503,647	$ 586,273	$ 425,427
Due from banks - interest-bearing	119,981	625,183	554,044	434,297
Federal funds sold and securities purchased under resale agreements	200,000	200,000	200,000	205,000
Securities available-for-sale	5,882,983	5,629,176	5,328,492	5,386,754
Securities held-to-maturity	3,427,031	3,450,551	3,418,353	3,202,997
Trading securities	173,188	125,910	86,097	61,608
Loans and leases:
Commercial	10,010,067	9,236,294	8,837,544	8,557,041
Commercial real estate mortgages	3,539,703	3,565,188	3,464,918	3,280,868
Residential mortgages	5,106,803	5,023,213	4,814,435	4,682,055
Real estate construction	710,224	585,232	457,557	389,188
Home equity loans and lines of credit	785,796	759,258	716,816	691,338
Installment	184,613	178,803	183,518	150,895
Loans and leases, excluding covered loans	20,337,206	19,347,988	18,474,788	17,751,385
Allowance for loan and lease losses	(310,149)	(312,703)	(311,276)	(305,790)
Loans and leases, excluding covered loans, net	20,027,057	19,035,285	18,163,512	17,445,595
Covered loans, net (1)	502,371	543,347	596,667	654,855
Net loans and leases	20,529,428	19,578,632	18,760,179	18,100,450
Premises and equipment, net	207,700	208,711	205,168	199,401
Goodwill and other intangibles	670,699	672,123	680,302	681,756
Other real estate owned (2)	23,496	24,602	22,213	34,267
FDIC indemnification asset	50,511	59,917	68,038	84,851
Other assets	988,876	937,148	909,933	921,444
Total assets	$ 32,610,363	$ 32,015,600	$ 30,819,092	$ 29,738,252

Liabilities
Deposits:
Noninterest-bearing	$ 18,030,021	$ 17,827,649	$ 16,690,688	$ 15,664,029
Interest-bearing	10,078,082	10,128,331	9,960,837	10,067,737
Total deposits	28,108,103	27,955,980	26,651,525	25,731,766
Short-term borrowings	322,861	4,635	160,337	4,107
Long-term debt	638,600	631,434	627,768	733,537
Other liabilities	544,989	476,900	479,760	427,241
Total liabilities	29,614,553	29,068,949	27,919,390	26,896,651

Redeemable noncontrolling interest	39,978	47,222	46,549	45,641

Shareholders' equity
Preferred stock	267,616	267,616	267,616	267,616
Common stock	55,162	55,058	54,957	54,899
Additional paid-in capital	578,046	565,822	556,284	549,989
Accumulated other comprehensive (loss) income	(7,074)	(7,592)	2,100	(4,363)
Retained earnings	2,084,361	2,040,868	1,994,646	1,950,356
Treasury shares	(22,279)	(22,343)	(22,450)	(22,537)
Total common shareholders' equity	2,688,216	2,631,813	2,585,537	2,528,344
Total shareholders' equity	2,955,832	2,899,429	2,853,153	2,795,960
Total liabilities and shareholders' equity	$ 32,610,363	$ 32,015,600	$ 30,819,092	$ 29,738,252

(1) Covered loans are net of $8.6 million, $9.4 million, $9.1 million and $18.4 million of allowance for loan losses as of December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.
(2) Other real estate owned includes $12.8 million, $14.5 million, $17.9 million and $24.9 million covered by FDIC loss share at
December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2013
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 183,227	$ 301,106	$ 146,338	$ 144,290
Due from banks - interest-bearing	552,719	1,045,608	156,221	123,146
Federal funds sold and securities purchased under resale agreements	200,000	200,000	200,000	219,500
Securities available-for-sale	6,241,117	6,895,130	7,044,571	7,738,051
Securities held-to-maturity	2,957,843	1,649,520	1,503,973	1,400,890
Trading securities	82,357	51,451	48,655	53,526
Loans and leases:
Commercial	8,164,823	7,856,244	7,497,105	7,170,370
Commercial real estate mortgages	3,223,001	3,077,183	2,978,975	2,832,107
Residential mortgages	4,554,311	4,418,231	4,153,051	4,027,741
Real estate construction	367,004	380,489	340,002	352,464
Home equity loans and lines of credit	709,344	681,879	700,681	696,679
Installment	151,955	152,107	149,438	137,545
Loans and leases, excluding covered loans	17,170,438	16,566,133	15,819,252	15,216,906
Allowance for loan and lease losses	(302,584)	(295,947)	(289,914)	(282,328)
Loans and leases, excluding covered loans, net	16,867,854	16,270,186	15,529,338	14,934,578
Covered loans, net (1)	700,989	754,190	843,582	909,563
Net loans and leases	17,568,843	17,024,376	16,372,920	15,844,141
Premises and equipment, net	198,398	168,600	162,535	152,389
Goodwill and other intangibles	683,243	684,965	686,897	688,829
Other real estate owned (2)	38,092	48,723	61,477	63,537
FDIC indemnification asset	89,227	101,124	117,295	142,906
Other assets	922,885	888,801	878,620	862,549
Total assets	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

Liabilities
Deposits:
Noninterest-bearing	$ 16,058,968	$ 15,205,973	$ 14,288,001	$ 13,800,017
Interest-bearing	9,620,469	10,030,896	9,363,756	9,137,569
Total deposits	25,679,437	25,236,869	23,651,757	22,937,586
Short-term borrowings	3,889	2,588	2,675	806,760
Long-term debt	735,968	719,326	706,537	702,967
Other liabilities	517,903	472,893	433,822	388,439
Total liabilities	26,937,197	26,431,676	24,794,791	24,835,752

Redeemable noncontrolling interest	39,768	39,840	39,943	41,113

Shareholders' equity
Preferred stock	267,616	169,920	169,920	169,920
Common stock	54,667	54,400	54,274	54,133
Additional paid-in capital	541,210	519,760	507,560	496,013
Accumulated other comprehensive (loss) income	(15,641)	(10,355)	6,585	74,222
Retained earnings	1,918,163	1,879,240	1,831,725	1,788,041
Treasury shares	(25,029)	(25,077)	(25,296)	(25,440)
Total common shareholders' equity	2,473,370	2,417,968	2,374,848	2,386,969
Total shareholders' equity	2,740,986	2,587,888	2,544,768	2,556,889
Total liabilities and shareholders' equity	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

(1) Covered loans are net of $15.9 million, $25.9 million, $24.4 million and $42.4 million of allowance for loan losses as of December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(2) Other real estate owned includes $25.5 million, $29.8 million, $41.8 million and $43.8 million covered by FDIC loss share at
December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2014					2013
	Fourth	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 312,703	$ 311,276	$ 305,790	$ 302,584	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 277,888	$ 277,888

Net recoveries/(charge-offs):
Commercial	3,471	2,429	(5,359)	(227)	314	9,515	4,375	2,855	2,173	18,918
Commercial real estate mortgages	588	225	27	95	935	23	(584)	1,034	3	476
Residential mortgages	55	33	190	(447)	(169)	32	40	37	(68)	41
Real estate construction	50	7,729	687	4,388	12,854	4,660	2,945	2,682	2,666	12,953
Home equity loans and lines of credit	7	52	(106)	143	96	129	(194)	375	(112)	198
Installment	176	82	926	218	1,402	349	200	522	146	1,217
Total net recoveries/(charge-offs)	4,347	10,550	(3,635)	4,170	15,432	14,708	6,782	7,505	4,808	33,803

(Reversal of) provision for credit losses	(5,000)	(8,000)	(1,000)	--	(14,000)	--	--	--	--	--

Transfers (to) from reserve for off-balance sheet credit commitments	(1,901)	(1,123)	10,121	(964)	6,133	(8,071)	(749)	81	(368)	(9,107)

Balance at end of period	$ 310,149	$ 312,703	$ 311,276	$ 305,790	$ 310,149	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 302,584

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.15%	0.11%	(0.25)%	(0.01)%	0.00%	0.48%	0.23%	0.16%	0.13%	0.26%
Commercial real estate mortgages	0.07%	0.03%	0.00%	0.01%	0.03%	0.00%	(0.08)%	0.15%	0.00%	0.02%
Residential mortgages	0.00%	0.00%	0.02%	(0.04)%	(0.00)%	0.00%	0.00%	0.00%	(0.01)%	0.00%
Real estate construction	0.03%	6.02%	0.66%	4.73%	2.61%	4.69%	3.32%	3.05%	3.25%	3.62%
Home equity loans and lines of credit	0.00%	0.03%	(0.06)%	0.08%	0.01%	0.07%	(0.11)%	0.21%	(0.06)%	0.03%
Installment	0.38%	0.19%	2.21%	0.58%	0.83%	0.89%	0.54%	1.44%	0.42%	0.82%
Total loans and leases, excluding covered loans	0.09%	0.22%	(0.08)%	0.10%	0.08%	0.35%	0.17%	0.20%	0.13%	0.21%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 25,910	$ 24,787	$ 34,908	$ 33,944	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 24,837	$ 24,837
Transfers from (to) allowance	1,901	1,123	(10,121)	964	(6,133)	8,071	749	(81)	368	9,107
Balance at end of period	$ 27,811	$ 25,910	$ 24,787	$ 34,908	$ 27,811	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 33,944

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 9,368	$ 9,103	$ 18,439	$ 15,922	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 44,781	$ 44,781
(Reversal of) provision for losses	46	589	(1,461)	4,655	3,829	174	2,496	(11,927)	9,892	635
Net recoveries	--	--	--	--	--	9	--	--	--	9
Reduction in allowance due to loan removals	(806)	(324)	(7,875)	(2,138)	(11,143)	(10,143)	(1,028)	(6,013)	(12,319)	(29,503)
Balance at end of period	$ 8,608	$ 9,368	$ 9,103	$ 18,439	$ 8,608	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 15,922

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2014				2013
	Fourth	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 15,103	$ 14,644	$ 27,486	$ 19,931	$ 14,298	$ 10,127	$ 11,679	$ 7,292
Commercial real estate mortgages	3,575	3,691	9,216	16,397	18,449	19,020	22,433	23,066
Residential mortgages	11,943	6,168	9,031	9,966	11,661	9,674	10,580	9,136
Real estate construction	6,598	6,598	12,834	18,760	19,067	25,471	25,718	39,608
Home equity loans and lines of credit	4,864	4,776	6,090	6,040	5,144	5,289	6,239	4,103
Installment	84	42	125	151	32	21	24	70
Total nonaccrual loans, excluding covered loans	42,167	35,919	64,782	71,245	68,651	69,602	76,673	83,275

Other real estate owned, excluding covered OREO	10,736	10,115	4,269	9,412	12,611	18,905	19,676	19,786

Total nonperforming assets, excluding covered assets	$ 52,903	$ 46,034	$ 69,051	$ 80,657	$ 81,262	$ 88,507	$ 96,349	$ 103,061

Nonperforming covered assets
Other real estate owned	$ 12,760	$ 14,487	$ 17,944	$ 24,855	$ 25,481	$ 29,818	$ 41,801	$ 43,751

Loans 90 days or more past due on accrual status, excluding covered loans	$ 1,515	$ 6,824	$ 1,801	$ 424	$ 453	$ 383	$ 643	$ 1,688

Covered loans 90 days or more past due on accrual status	$ 28,344	$ 38,465	$ 31,011	$ 38,548	$ 45,662	$ 63,071	$ 89,439	$ 102,268

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	735.53%	870.59%	480.50%	429.21%	440.76%	425.20%	378.12%	339.03%
Total nonperforming assets, excluding covered assets	586.26%	679.29%	450.79%	379.12%	372.36%	334.38%	300.90%	273.94%
Total loans and leases, excluding covered loans	1.53%	1.62%	1.68%	1.72%	1.76%	1.79%	1.83%	1.86%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.21%	0.19%	0.35%	0.40%	0.40%	0.42%	0.48%	0.55%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.26%	0.24%	0.37%	0.45%	0.47%	0.53%	0.61%	0.68%
Total assets	0.16%	0.14%	0.22%	0.27%	0.27%	0.30%	0.35%	0.38%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2014
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 9,449	3.36%	$ 9,042	3.31%	$ 8,605	3.49%	$ 8,263	3.35%	$ 8,844	3.38%
Commercial real estate mortgages	3,537	3.54	3,480	3.52	3,355	3.57	3,255	3.65	3,408	3.57
Residential mortgages	5,054	3.41	4,906	3.46	4,716	3.51	4,596	3.56	4,819	3.48
Real estate construction	660	3.52	510	3.66	418	3.75	376	3.74	492	3.65
Home equity loans and lines of credit	769	3.51	728	3.53	697	3.69	695	3.62	722	3.59
Installment	181	4.35	172	4.41	168	4.34	154	4.48	169	4.39
Total loans and leases, excluding covered loans	19,650	3.42	18,838	3.41	17,959	3.54	17,339	3.50	18,454	3.46
Covered loans	530	15.27	580	15.49	644	19.30	696	12.56	612	15.63
Total loans and leases	20,180	3.73	19,418	3.76	18,603	4.08	18,035	3.86	19,066	3.85
Due from banks - interest-bearing	1,070	0.26	560	0.26	577	0.26	665	0.27	719	0.26
Federal funds sold and securities purchased under resale agreements	311	2.26	247	2.77	356	1.67	279	1.99	298	2.13
Securities	9,354	2.10	8,944	2.13	8,668	2.17	8,585	2.09	8,890	2.12
Other interest-earning assets	71	5.92	71	5.99	72	6.47	77	6.38	73	6.19
Total interest-earning assets	30,986	3.10	29,240	3.19	28,276	3.39	27,641	3.22	29,046	3.22
Allowance for loan and lease losses	(324)		(328)		(328)		(323)		(326)
Cash and due from banks	177		168		188		248		195
Other non-earning assets	1,836		1,831		1,843		1,860		1,842
Total assets	$ 32,675		$ 30,911		$ 29,979		$ 29,426		$ 30,757

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,630	0.05%	$ 2,396	0.05%	$ 2,327	0.06%	$ 2,420	0.06%	$ 2,444	0.06%
Money market accounts	6,637	0.07	6,538	0.07	6,618	0.07	6,365	0.07	6,540	0.07
Savings deposits	473	0.06	464	0.06	462	0.06	454	0.06	463	0.06
Time deposits - under $100,000	159	0.20	165	0.20	170	0.20	174	0.22	167	0.21
Time deposits -- $100,000 and over	495	0.34	438	0.39	451	0.39	484	0.41	467	0.38
Total interest-bearing deposits	10,394	0.08	10,001	0.08	10,028	0.08	9,897	0.09	10,081	0.08

Federal funds purchased and securities sold under repurchase agreements	3	0.07	1	0.08	1	0.07	--	--	1	0.07
Other borrowings	636	5.51	667	5.82	737	6.07	739	6.12	695	5.90
Total interest-bearing liabilities	11,033	0.39	10,669	0.44	10,766	0.49	10,636	0.51	10,777	0.46
Noninterest-bearing deposits	18,158		16,830		15,884		15,475		16,595
Other liabilities	545		532		499		535		527
Total equity	2,939		2,880		2,830		2,780		2,858
Total liabilities and equity	$ 32,675		$ 30,911		$ 29,979		$ 29,426		$ 30,757

Net interest spread		2.71%		2.75%		2.90%		2.71%		2.76%
Net interest margin		2.96%		3.03%		3.21%		3.02%		3.05%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2013
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 7,905	3.40%	$ 7,540	3.53%	$ 7,301	3.58%	$ 6,876	3.71%	$ 7,409	3.55%
Commercial real estate mortgages	3,171	3.57	3,062	3.71	2,848	4.00	2,767	3.97	2,963	3.80
Residential mortgages	4,481	3.58	4,254	3.61	4,083	3.72	3,981	3.83	4,201	3.68
Real estate construction	394	4.61	351	4.53	353	4.24	333	4.64	358	4.51
Home equity loans and lines of credit	689	3.62	684	3.56	704	3.60	712	3.68	697	3.62
Installment	156	4.43	149	4.30	145	4.69	140	4.22	148	4.41
Total loans and leases, excluding covered loans	16,796	3.52	16,040	3.61	15,434	3.72	14,809	3.83	15,776	3.66
Covered loans	747	14.50	819	20.53	910	14.34	990	12.98	866	15.46
Total loans and leases	17,543	3.98	16,859	4.42	16,344	4.32	15,799	4.42	16,642	4.28
Due from banks - interest-bearing	970	0.25	611	0.26	236	0.27	193	0.24	504	0.25
Federal funds sold and securities purchased under resale agreements	317	1.99	283	2.19	277	2.25	154	2.99	258	2.26
Securities	9,306	1.93	8,576	1.99	8,867	1.98	9,796	1.91	9,134	1.95
Other interest-earning assets	83	5.87	89	5.51	96	4.48	105	3.72	93	4.83
Total interest-earning assets	28,219	3.16	26,418	3.51	25,820	3.46	26,047	3.44	26,631	3.39
Allowance for loan and lease losses	(327)		(319)		(325)		(328)		(325)
Cash and due from banks	196		138		129		129		148
Other non-earning assets	1,814		1,824		1,846		1,861		1,837
Total assets	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,359	0.06%	$ 2,289	0.07%	$ 2,173	0.07%	$ 2,217	0.08%	$ 2,260	0.07%
Money market accounts	6,459	0.07	6,286	0.11	5,759	0.11	5,692	0.11	6,052	0.10
Savings deposits	437	0.06	420	0.09	415	0.10	419	0.11	423	0.09
Time deposits - under $100,000	179	0.23	185	0.29	192	0.37	201	0.37	189	0.32
Time deposits -- $100,000 and over	520	0.40	586	0.39	708	0.38	604	0.42	604	0.40
Total interest-bearing deposits	9,954	0.09	9,766	0.12	9,247	0.13	9,133	0.13	9,528	0.12

Federal funds purchased and securities sold under repurchase agreements	--	--	2	0.08	374	0.13	840	0.13	301	0.13
Other borrowings	728	6.03	712	6.07	928	4.74	1,452	3.21	952	4.66
Total interest-bearing liabilities	10,682	0.49	10,480	0.52	10,549	0.54	11,425	0.52	10,781	0.52
Noninterest-bearing deposits	15,989		14,536		13,872		13,278		14,426
Other liabilities	538		474		466		473		489
Total equity	2,693		2,571		2,582		2,533		2,595
Total liabilities and equity	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Net interest spread		2.67%		2.99%		2.92%		2.92%		2.87%
Net interest margin		2.97%		3.30%		3.24%		3.21%		3.18%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2014					2013
	Fourth	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares outstanding (in thousands):
Average - Basic	55,152	55,031	54,957	54,689	54,959	54,438	54,274	54,105	53,731	54,139
Average - Diluted	55,933	55,765	55,632	55,429	55,691	55,141	54,820	54,477	54,068	54,640
Period-end	54,785	54,679	54,572	54,511		54,184	53,915	53,781	53,638
Book value	$ 49.07	$ 48.13	$ 47.38	$ 46.38		$ 45.65	$ 44.85	$ 44.16	$ 44.50
Closing price:
High	$ 81.85	$ 79.58	$ 80.49	$ 81.07	$ 81.85	$ 79.33	$ 71.15	$ 63.66	$ 59.61	$ 79.33
Low	69.76	72.48	69.04	68.39	68.39	65.39	64.11	54.36	51.13	51.13
Period-end	80.81	75.67	75.76	78.72		79.22	66.66	63.37	58.91

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 23,793	$ 22,847	$ 21,923	$ 21,016		$ 20,766	$ 19,977	$ 19,256	$ 18,872
Tier 1 common equity	$ 2,050	$ 1,993	$ 1,919	$ 1,867		$ 1,823	$ 1,761	$ 1,700	$ 1,643
Percentage of risk-weighted assets (2)	8.62%	8.72%	8.75%	8.89%		8.78%	8.82%	8.83%	8.71%
Tier 1 capital	$ 2,323	$ 2,266	$ 2,192	$ 2,140		$ 2,096	$ 1,936	$ 1,875	$ 1,818
Percentage of risk-weighted assets	9.76%	9.92%	10.00%	10.18%		10.09%	9.69%	9.74%	9.64%
Total capital	$ 2,839	$ 2,775	$ 2,809	$ 2,749		$ 2,699	$ 2,532	$ 2,461	$ 2,399
Percentage of risk-weighted assets	11.93%	12.14%	12.81%	13.08%		13.00%	12.67%	12.78%	12.71%
Tier 1 leverage ratio	7.20%	7.44%	7.43%	7.41%		7.17%	7.07%	7.00%	6.72%

Period-end equity to period-end assets	9.06%	9.06%	9.26%	9.40%		9.22%	8.91%	9.29%	9.32%
Period-end common equity to period-end assets	8.24%	8.22%	8.39%	8.50%		8.32%	8.32%	8.67%	8.70%

Average equity to average assets	9.00%	9.32%	9.44%	9.45%	9.29%	9.01%	9.16%	9.40%	9.14%	9.17%
Average common equity to average assets	8.18%	8.45%	8.55%	8.54%	8.42%	8.24%	8.55%	8.78%	8.53%	8.52%

Period-end tangible common equity to period-end tangible assets (2)	6.32%	6.25%	6.32%	6.36%		6.17%	6.11%	6.32%	6.35%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.34%	6.28%	6.32%	6.37%		6.22%	6.14%	6.30%	6.09%

Average tangible common equity to average tangible assets (2)	6.25%	6.40%	6.42%	6.37%	6.36%	6.09%	6.26%	6.44%	6.19%	6.24%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.25%	6.40%	6.42%	6.38%	6.36%	6.10%	6.30%	6.20%	5.93%	6.13%

Senior Debt Credit Ratings
For The Period Ended December 31, 2014				Standard &
		Moody's	Fitch	Poor's	DBRS
City National Bank		A2	A-	A-	A (high)
City National Corporation		A3	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common equity to risk-weighted assets ratio, tangible common equity to tangible assets ratio, and tangible common equity to tangible assets ratio excluding net unrealized gain/loss on AFS (available-for-sale) securities are non-GAAP financial measures. See pages 16 and 17 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2014					2013
	Fourth	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 65,956	$ 68,651	$ 66,701	$ 54,511	$ 255,819	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009
Less: Dividends on preferred stock	4,094	4,093	4,094	4,094	16,375	2,406	2,407	2,406	2,406	9,625
Net income available to common shareholders	$ 61,862	$ 64,558	$ 62,607	$ 50,417	$ 239,444	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384
Less: Earnings allocated to participating securities	594	632	626	543	2,402	585	688	656	637	2,555
Earnings allocated to common shareholders	$ 61,268	$ 63,926	$ 61,981	$ 49,874	$ 237,042	$ 52,121	$ 60,538	$ 56,679	$ 48,480	$ 217,829

Weighted average shares outstanding	55,152	55,031	54,957	54,689	54,959	54,438	54,274	54,105	53,731	54,139

Basic earnings per common share	$ 1.11	$ 1.16	$ 1.13	$ 0.91	$ 4.31	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02

Diluted EPS:
Earnings allocated to shareholders (1)	$ 61,274	$ 63,932	$ 61,986	$ 49,879	$ 237,063	$ 52,126	$ 60,543	$ 56,682	$ 48,484	$ 217,848

Weighted average shares outstanding	55,152	55,031	54,957	54,689	54,959	54,438	54,274	54,105	53,731	54,139
Dilutive effect of equity awards	781	734	675	740	732	703	546	372	337	501
Weighted average diluted shares outstanding	55,933	55,765	55,632	55,429	55,691	55,141	54,820	54,477	54,068	54,640

Diluted earnings per common share	$ 1.10	$ 1.15	$ 1.11	$ 0.90	$ 4.26	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2014		2013
		Fourth	Third	Fourth
(In thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment expense (Sum of A)		$ (2,089)	$ (749)	$ (185)
Other covered asset income (expense), net		1,253	2,182	(124)
Total (expense) income, net		$ (836)	$ 1,433	$ (309)

Interest income (1)
Income on loans paid-off or fully charged-off		$ 9,925	$ 11,310	$ 13,691

Provision for losses on covered loans
Provision for losses on covered loans	A	46	589	174

Noninterest income related to covered assets

FDIC loss sharing expense, net
(Loss) gain on indemnification asset	A	$ (1,461)	$ 285	$ 677
Indemnification asset amortization		(2,606)	(2,780)	(3,142)
Net FDIC reimbursement for OREO and loan expenses		1,442	1,210	2,289
Removal of indemnification asset for loans paid-off or fully charged-off		(3,074)	(3,584)	(6,813)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(942)	(645)	(1,017)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(1,441)	(1,264)	(680)
Loan recoveries shared with FDIC		(3,344)	(2,383)	(3,579)
Increase in FDIC clawback liability	A	(582)	(445)	(688)
Total FDIC loss sharing expense, net		(12,008)	(9,606)	(12,953)

Gain on disposal of assets
Net gain on sale of OREO		1,800	1,252	850

Other income
Net gain on transfers of covered loans to OREO		1,539	616	1,427
Amortization of fair value on acquired unfunded loan commitments		44	146	69
OREO income		67	375	517
Other		(128)	(255)	(276)
Total other income		1,522	882	1,737

Total noninterest income related to covered assets		$ (8,686)	$ (7,472)	$ (10,366)

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 623	$ 367	$ 241
Holding costs and foreclosure expense		447	800	1,463
Total other real estate owned		1,070	1,167	1,704

Legal and professional fees		949	645	1,749

Other operating expense
Other covered asset expenses		10	4	7

Total noninterest expense related to covered assets (3)		$ 2,029	$ 1,816	$ 3,460

Total (expense) income, net		$ (836)	$ 1,433	$ (309)

(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS (continued)
(unaudited)

The following table provides selected components of income and expense related to covered assets from the fourth quarter of 2011 to the fourth quarter of 2014:

		2014				2013				2012				2011
		Fourth	Third	Second	First	Fourth	Third	Second	First	Fourth	Third	Second	First	Fourth
(In thousands)		Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Summary Totals
Net impairment (expense) income (Sum of A)		$ (2,089)	$ (749)	$ (4,080)	$ (2,019)	$ (185)	$ (483)	$ (1,463)	$ (71)	$ 3,517	$ 2,639	$ 3,932	$ 2,756	$ (52)
Other covered asset income (expense), net		1,253	2,182	1,295	(1,561)	(124)	3,190	(520)	(144)	(720)	(837)	3,388	(1,893)	394
Total (expense) income, net		$ (836)	$ 1,433	$ (2,785)	$ (3,580)	$ (309)	$ 2,707	$ (1,983)	$ (215)	$ 2,797	$ 1,802	$ 7,320	$ 863	$ 342

Interest income
Income on loans paid-off or fully charged-off		$ 9,925	$ 11,310	$ 18,682	$ 9,324	$ 13,691	$ 25,849	$ 15,880	$ 15,625	$ 17,536	$ 22,164	$ 27,402	$ 15,699	$ 18,902

(Reversal of) provision for losses on covered loans
(Reversal of) provision for losses on covered loans	A	46	589	(1,461)	4,655	174	2,496	(11,927)	9,892	6,498	18,089	13,293	7,466	17,667

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
(Loss) gain on indemnification asset	A	$ (1,461)	$ 285	$ (4,392)	$ 3,599	$ 677	$ 2,239	$ (13,102)	$ 10,616	$ 10,070	$ 21,426	$ 17,722	$ 10,839	$ 17,675
Indemnification asset amortization		(2,606)	(2,780)	(3,320)	(3,164)	(3,142)	(4,417)	(4,746)	(4,899)	(4,818)	(4,258)	(4,133)	(4,025)	(3,775)
Net FDIC reimbursement for OREO and loan expenses		1,442	1,210	2,160	1,653	2,289	4,582	4,995	5,193	8,020	7,612	6,724	10,441	13,858
Removal of indemnification asset for loans paid-off or fully charged-off		(3,074)	(3,584)	(4,994)	(2,999)	(6,813)	(9,746)	(7,650)	(6,073)	(5,896)	(9,731)	(10,654)	(6,516)	(5,955)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(942)	(645)	(773)	(676)	(1,017)	(1,550)	(1,163)	(2,569)	(1,500)	(2,834)	(4,773)	(2,113)	(4,714)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(1,441)	(1,264)	(1,827)	(311)	(680)	(2,451)	(428)	(844)	(2,042)	(1,219)	(1,189)	(2,656)	(1,543)
Loan recoveries shared with FDIC		(3,344)	(2,383)	(9,866)	(4,222)	(3,579)	(9,423)	(4,095)	(4,981)	(6,303)	(8,631)	(9,226)	(4,487)	(7,853)
Increase in FDIC clawback liability	A	(582)	(445)	(1,149)	(963)	(688)	(226)	(288)	(795)	(55)	(698)	(497)	(617)	(60)
Total FDIC loss sharing (expense) income, net		(12,008)	(9,606)	(24,161)	(7,083)	(12,953)	(20,992)	(26,477)	(4,352)	(2,524)	1,667	(6,026)	866	7,633

Gain on disposal of assets
Net gain on sale of OREO		1,800	1,252	2,613	389	850	3,064	616	974	2,593	1,524	1,486	2,137	1,927

Other income
Net gain on transfers of covered loans to OREO		1,539	616	867	863	1,427	1,936	1,445	3,506	1,926	4,907	6,864	2,483	6,824
Amortization of fair value on acquired unfunded loan commitments		44	146	218	215	69	48	283	394	408	192	413	559	558
OREO income		67	375	289	435	517	731	456	826	977	428	615	905	406
Other		(128)	(255)	543	(156)	(276)	711	(318)	(334)	(636)	(632)	(864)	(1,018)	(745)
Total other income		1,522	882	1,917	1,357	1,737	3,426	1,866	4,392	2,675	4,895	7,028	2,929	7,043

Total noninterest income related to covered assets		$ (8,686)	$ (7,472)	$ (19,631)	$ (5,337)	$ (10,366)	$ (14,502)	$ (23,995)	$ 1,014	$ 2,744	$ 8,086	$ 2,488	$ 5,932	$ 16,603

Noninterest expense related to covered assets

Other real estate owned
Valuation write-downs		$ 623	$ 367	$ 934	$ 155	$ 241	$ 1,556	$ 2,184	$ 3,035	$ 4,115	$ 4,267	$ 4,250	$ 7,808	$ 9,984
Holding costs and foreclosure expense		447	800	1,366	1,158	1,463	3,607	1,894	1,893	3,878	3,522	2,796	3,207	4,890
Total other real estate owned		1,070	1,167	2,300	1,313	1,704	5,163	4,078	4,928	7,993	7,789	7,046	11,015	14,874

Legal and professional fees		949	645	992	1,580	1,749	969	1,701	2,020	2,977	2,541	2,200	2,278	2,609

Other operating expense
Other covered asset expenses		10	4	5	19	7	12	16	14	15	29	31	9	13

Total noninterest expense related to covered assets		$ 2,029	$ 1,816	$ 3,297	$ 2,912	$ 3,460	$ 6,144	$ 5,795	$ 6,962	$ 10,985	$ 10,359	$ 9,277	$ 13,302	$ 17,496

Total (expense) income, net		$ (836)	$ 1,433	$ (2,785)	$ (3,580)	$ (309)	$ 2,707	$ (1,983)	$ (215)	$ 2,797	$ 1,802	$ 7,320	$ 863	$ 342

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Return on average tangible common equity ratio (annualized)

Return on average tangible common equity is a non-GAAP financial measure that represents the return on average common equity excluding goodwill and other intangible assets and their related amortization expense. Management reviews this measure in evaluating the company's performance and believes that investors may find it useful to evaluate the return on average common equity without the impact of goodwill and other intangible assets. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2014					2013
	Fourth	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Net income available to common shareholders	$ 61,862	$ 64,558	$ 62,607	$ 50,417	$ 239,444	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384
Add: Amortization of intangibles, net of tax	828	830	846	865	3,369	1,002	1,124	1,123	1,124	4,373
Tangible net income available to common shareholders (A)	$ 62,690	$ 65,388	$ 63,453	$ 51,282	$ 242,813	$ 53,708	$ 62,350	$ 58,458	$ 50,241	$ 224,757

Average common equity	$ 2,671,824	$ 2,612,652	$ 2,562,555	$ 2,512,775	$ 2,590,450	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585
Less: Goodwill and other intangibles	(671,430)	(679,278)	(681,092)	(682,676)	(678,590)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Average tangible common equity (B)	$ 2,000,394	$ 1,933,374	$ 1,881,463	$ 1,830,099	$ 1,911,860	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526

Return on average tangible common equity (A)/(B)	12.43%	13.42%	13.53%	11.36%	12.70%	11.97%	14.43%	13.60%	12.17%	13.04%

(b) Tier 1 common equity to risk-weighted assets

Tier 1 common equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included this ratio in response to market participants' interest in the Tier 1 common equity to risk-weighted assets ratio.

	2014				2013
	Fourth	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 2,322,853	$ 2,265,543	$ 2,191,557	$ 2,140,136	$ 2,095,576	$ 1,936,191	$ 1,874,999	$ 1,818,367
Less: Preferred stock	(267,616)	(267,616)	(267,616)	(267,616)	(267,616)	(169,920)	(169,920)	(169,920)
Less: Trust preferred securities	(5,000)	(5,000)	(5,000)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common equity (A)	$ 2,050,237	$ 1,992,927	$ 1,918,941	$ 1,867,365	$ 1,822,805	$ 1,761,116	$ 1,699,924	$ 1,643,292

Risk-weighted assets (B)	$23,792,750	$22,847,497	$21,922,982	$21,015,948	$20,766,237	$19,977,106	$19,255,862	$18,872,451

Tier 1 common equity to risk-weighted assets (A)/(B)	8.62%	8.72%	8.75%	8.89%	8.78%	8.82%	8.83%	8.71%

Under Basel III capital rules, the Company's estimated Tier 1 common equity ratio was 8.4 percent at December 31, 2014. This ratio was estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. Under management's interpretation of Basel III, estimated Tier 1 common equity was $2.1 billion and estimated risk-weighted assets were $24.5 billion at December 31, 2014.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(c) Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities

Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities are non-GAAP financial measures. Tangible common equity to tangible assets represents total common shareholders' equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common equity to tangible assets excluding unrealized gain/loss on AFS securities represents tangible common equity less net unrealized gain/loss on AFS securities divided by tangible assets less net unrealized gain/loss on AFS securities. Management reviews these measures in evaluating the company's capital levels and has included these ratios in response to market participant and regulatory interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2014					2013
	Fourth	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total common shareholders' equity	$ 2,688,216	$ 2,631,813	$ 2,585,537	$ 2,528,344		$ 2,473,370	$ 2,417,968	$ 2,374,848	$ 2,386,969
Less: Goodwill and other intangibles	(670,699)	(672,123)	(680,302)	(681,756)		(683,243)	(684,965)	(686,897)	(688,829)
Tangible common equity (A)	$ 2,017,517	$ 1,959,690	$ 1,905,235	$ 1,846,588		$ 1,790,127	$ 1,733,003	$ 1,687,951	$ 1,698,140
Less: Net unrealized loss/(gain) on AFS securities	7,070	7,592	(2,100)	4,363		15,641	10,355	(6,585)	(74,201)
Tangible common equity excluding net unrealized gain/loss on AFS securities (B)	$ 2,024,587	$ 1,967,282	$ 1,903,135	$ 1,850,951		$ 1,805,768	$ 1,743,358	$ 1,681,366	$ 1,623,939

Total assets	$ 32,610,363	$ 32,015,600	$ 30,819,092	$ 29,738,252		$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754
Less: Goodwill and other intangibles	(670,699)	(672,123)	(680,302)	(681,756)		(683,243)	(684,965)	(686,897)	(688,829)
Tangible assets (C)	$ 31,939,664	$ 31,343,477	$ 30,138,790	$ 29,056,496		$ 29,034,708	$ 28,374,439	$ 26,692,605	$ 26,744,925
Less: Net unrealized loss/(gain) on AFS securities	7,070	7,592	(2,100)	4,363		15,641	10,355	(6,585)	(74,201)
Tangible assets excluding net unrealized gain/loss on AFS securities (D)	$ 31,946,734	$ 31,351,069	$ 30,136,690	$ 29,060,859		$ 29,050,349	$ 28,384,794	$ 26,686,020	$ 26,670,724

Period-end tangible common equity to period-end tangible assets (A)/(C)	6.32%	6.25%	6.32%	6.36%		6.17%	6.11%	6.32%	6.35%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (B)/(D)	6.34%	6.28%	6.32%	6.37%		6.22%	6.14%	6.30%	6.09%

Average Balance:
Total common shareholders' equity	$ 2,671,824	$ 2,612,652	$ 2,562,555	$ 2,512,775	$ 2,590,450	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585
Less: Goodwill and other intangibles	(671,430)	(679,278)	(681,092)	(682,676)	(678,590)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible common equity (E)	$ 2,000,394	$ 1,933,374	$ 1,881,463	$ 1,830,099	$ 1,911,860	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526
Less: Net unrealized loss/(gain) on AFS securities	1,268	1,854	303	3,016	1,606	1,223	10,835	(68,768)	(76,916)	(33,071)
Tangible common equity excluding net unrealized gain/loss on AFS securities (F)	$ 2,001,662	$ 1,935,228	$ 1,881,766	$ 1,833,115	$ 1,913,466	$ 1,781,990	$ 1,725,368	$ 1,655,383	$ 1,596,659	$ 1,690,455

Total assets	$ 32,675,217	$ 30,910,614	$ 29,978,947	$ 29,426,360	$ 30,757,132	$ 29,902,443	$ 28,061,134	$ 27,469,581	$ 27,709,159	$ 28,290,973
Less: Goodwill and other intangibles	(671,430)	(679,278)	(681,092)	(682,676)	(678,590)	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)
Tangible assets (G)	$ 32,003,787	$ 30,231,336	$ 29,297,855	$ 28,743,684	$ 30,078,542	$ 29,218,154	$ 27,375,043	$ 26,781,584	$ 27,019,227	$ 27,603,914
Less: Net unrealized loss/(gain) on AFS securities	1,268	1,854	303	3,016	1,606	1,223	10,835	(68,768)	(76,916)	(33,071)
Tangible assets excluding net unrealized gain/loss on AFS securities (H)	$ 32,005,055	$ 30,233,190	$ 29,298,158	$ 28,746,700	$ 30,080,148	$ 29,219,377	$ 27,385,878	$ 26,712,816	$ 26,942,311	$ 27,570,843

Average tangible common equity to average tangible assets (E)/(G)	6.25%	6.40%	6.42%	6.37%	6.36%	6.09%	6.26%	6.44%	6.19%	6.24%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (F)/(H)	6.25%	6.40%	6.42%	6.38%	6.36%	6.10%	6.30%	6.20%	5.93%	6.13%

CONTACT: Financial/Investors:
         Christopher J. Carey, 310.888.6777
         Chris.Carey@cnb.com

         Media:
         Cary Walker, 213.673.7615
         Cary.Walker@cnb.com

         Linda Mueller, 213.673.7619
         Linda.Mueller@cnb.com